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                                                                     Exhibit 3.3


                           Certificate of Amendment of
                            Articles of Incorporation
                                       of
                     Communications and Entertainment Corp.

                          ----------------------------

Pursuant to the provisions of Nevada Revised Statutes, Title 7, Chapter 78, the undersigned officers do hereby certify:

FIRST: The name of the Corporation is Communications and Entertainment Corp.

SECOND: The Board of Directors of the Corporation duly adopted the following resolutions on October 23, 1996:

            RESOLVED, that it is advisable in the judgment of the Board of Directors of the Corporation that the name of the Corporation be changed to Odyssey Pictures Corporation and that the number of authorized shares of Common Stock be increased from 6,666,666 shares to 40,000,000 shares, and that, in order to accomplish the same, ARTICLE FIRST and ARTICLE FOURTH, Subsection (a), of the Articles of Incorporation of the Corporation, be amended to read as follows:

            "ARTICLE FIRST: The name of the corporation (the "Corporation") is Odyssey Pictures Corporation."

            "ARTICLE FOURTH:

            (a) The total number of shares of capital stock which the Corporation is authorized to issue is 60,000,000 shares of which:

            (i) 10,000,000 shares shall be designated as Preferred Stock, and shall have a par value of $.10 per share; and

            (ii) 10,000,000 shares shall be designated as Class A Stock, and shall have a par value of $.01 per share; and

            (iii) 40,000,000 shares shall be designated as Common Stock, and shall have a par value of $.01 per share."

            FURTHER RESOLVED, that an annual meeting of stockholders having voting power be, and it hereby is, called for November 22, 1996, and that notice be given in the manner prescribed by the By-Laws of the corporation and by Nevada Revised Statutes, Title 7, Chapter 78; and

            FURTHER RESOLVED, that in the event that the said stockholders shall adopt the aforesaid proposed amendments by a vote in favor thereof by at least a


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            majority of the voting power, the Corporation is hereby authorized to make by the hands of its President and by its Secretary or an Assistant Secretary a certificate setting forth the said amendments and to cause the same to be filed pursuant to the provisions of Nevada Revised Statutes, Title 7, Chapter 78.

THIRD: The total number of outstanding shares having voting power of the corporation is 2,625,018 and the total number of votes entitled to be cast by the holders of all of said outstanding shares is 2,625,018.

FOURTH: At a meeting of stockholders held on November 22, 1996, notice of which was duly given, the amendment herein certified regarding the change of name of the Corporation was adopted by the holders of 2,085,900 shares, which represent 2,085,900 votes, and the amendment herein certified regarding the increase in the number of authorized shares of Common Stock was adopted by the holders of 2,032,707 shares, which represent 2,032,707 votes, in each case constituting at least a majority of all of the voting power of the holders of shares having voting power.

Signed on January 16, 1997.


                                        Communications and Entertainment Corp.

                                        By: /s/
                                           ---------------------------------
                                            Ira N. Smith, President


                                        By: /s/
                                           ---------------------------------
                                            Marvin Grossman, Asst. Secretary

STATE OF CALIFORNIA    )
                       ) SS.:
COUNTY OF LOS ANGELES  )

      On January 16, 1997, personally appeared before me, a Notary Public, for the State and County aforesaid, Ira N. Smith and Marvin Grossman, as President and Assistant Secretary, respectively, of Communications and Entertainment Corp., who duly acknowledged to me that they executed the above instrument on behalf of said corporation in the foregoing capacities.


                                        /s/
                                        ------------------------------------
                                                  Notary Public

(Notarial Seal)